CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent the use of our reports dated March 13, 2013 with respect to the consolidated financial statements of Oncolytics Biotech Inc. (“Oncolytics”) as at December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012, and the effectiveness of internal control over financial reporting of Oncolytics as of December 31, 2012, included in the Annual Report on Form 20-F of Oncolytics for the year ended December 31, 2012, as filed with the United States Securities Exchange Commission (“SEC”).
We also consent to the incorporation by reference in the Registration Statement on Form F-10 (No. 333-167250) and in the Registration Statement on Form S-8 (No. 333-171625) of our reports dated March 13, 2013 with respect to the consolidated financial statements of Oncolytics as at December 31, 2012 and 2011 and for each of the years in the three year period ended December 31, 2012, and the effectiveness of internal control over financial reporting of Oncolytics as of December 31, 2012, included in the Annual Report on Form 20-F of Oncolytics for the year ended December 31, 2012, as filed with the SEC.

Calgary, Canada
March 22, 2013	Chartered Accountants